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                                                                  EXHIBIT 10.1


          First Amendment to the Multi-Project Collaboration Agreement
                               dated May 13, 1997

        This Amendment, dated September 29, 1997, is by and between the Procter & Gamble Company and its Affiliates ("P&G") and Regeneron Pharmaceuticals, Inc., and its Affiliates ("Regeneron").

        The Parties entered into the Multi-Project Collaboration Agreement on May 13, 1997, ("Collaboration Agreement"). AXOKINE (as defined herein) and CNTF (as defined herein) were excluded from the scope of the Collaboration Agreement as Regeneron Excluded Technology.

        The Parties now desire to include AXOKINE and CNTF in the Collaboration Agreement, to the extent set forth in this Amendment.

        Defined terms shall be the same as the Collaboration Agreement, except as specifically defined herein.

        Accordingly, the Parties agree to amend the Collaboration Agreement as follows:

                            Article I - Definitions

The following Sections shall be added:

        1.50 "AXOKINE" means any CNTF (as defined herein) protein molecule having one or more amino acid substitutions, deletions or additions, including, but not limited to AxQ (as defined herein), unless designated otherwise by the OC.

        1.51 "CNTF" means ciliary neurotrophic factor, including but not limited to rat, rabbit, or human CNTF. The full 200 amino acid sequence of human CNTF is set forth in Attachment 1.51.


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        1.52 "AxQ" means any AXOKINE protein molecule claimed in U.S. Patent No.
5,349,056 and any continuations, continuations-in-parts, divisions, extensions or foreign counterparts thereof.

        1.53 "Proof of Concept Trial" means the first clinical trial in humans that is conducted for the purpose of determining the safety and efficacy of AXOKINE for weight reduction and glucose control in Type II diabetics (or as otherwise modified by the OC) and that the OC specifically designates as such.

Attachment 1.13 (a) shall be modified as attached.



                     Article III - Research and Development

        The following sections shall be added or modified (as applicable and shown by redlined text):

        3.3 (b) If the OC agrees that the Research Compound meets the Success Criteria, then the Compound shall be designated a Development Compound. Within *** (***) days after the designation of a Development Compound by the OC, the OC shall approve a Product Plan for such Development Compound. The Product Plan shall include general goals of the Parties relating to the development and marketing of each Development Compound and the timing, nature, and priority of resources to be applied and will detail tasks and goals, personnel allocation, outside services and costs, Success Criteria, Allowable Product Expenses, budgets, and such other matters deemed necessary to implement the Product Plan. The Product Plan will include a spending forecast through the end of clinical trials for the Development Compound and a budget for the next Fiscal Year that will be updated by the OC at least annually on a Fiscal Year basis. Procter & Gamble is responsible for taking the lead in proposing such budget with significant and timely input from Regeneron. The timing and calculations for the typical Product Plan budget is contained in Attachment 3.1 as an example. The OC will have complete authority to adopt all Product Plans. Notwithstanding the foregoing, the OC shall approve the Product Plan for AXOKINE within *** (***) days of signing this Amendment.


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        3.3 (c) The Parties hereby designate AXOKINE as a Development Compound.

        3.4 (a) Allowable Product Expenses. Allowable Product Expenses for Development Compounds in the Muscle Field shall be shared equally. Allowable Product Expenses to support an Investigational New Drug application (IND) pursuant to 21 C.F.R. 312.1 et seq. for Development Compounds other than those Development Compounds in the Muscle Field in Fiscal Years 1 through 5 shall be paid by Procter & Gamble; all other Allowable Product Expenses for such Development Compounds shall be shared equally. Notwithstanding the foregoing, Procter & Gamble shall pay for the Proof of Concept Trial. In addition, Procter & Gamble shall pay all other Allowable Product Expenses for AXOKINE until Regeneron's receipt of all funding described in Section 3.9. All other Allowable Product Expenses for AXOKINE shall be shared equally. Allowable Product Expenses shall be payable quarterly in arrears, based on justification of Allowable Product Expenses incurred over the quarter. Regeneron and Procter & Gamble shall submit reports to each other within thirty (30) days of the end of each Fiscal Quarter detailing the number of FTEs performing work pursuant to the Product Plan, Third Party costs and other costs incurred in research, development and marketing activities, as well as a detailed description of such work. Each Party shall review and approve the other Party's reports within fifteen (15) days thereafter, subject to the OC's approval, if necessary. Procter & Gamble will then calculate the amount that shall be paid by either Party to the other Party to equalize funding and so advise Regeneron within seven (7) days. The Party to whom funds are owed will issue an invoice for the corresponding amount, payable within thirty (30) days. Costs incurred and paid pursuant to this Section are subject to audit pursuant to
        Section 6.5.

        3.7. J-V Formation. Commencing at the end of the *** (***) Fiscal Year, the Parties shall negotiate in good faith an agreement by the end of the *** (***) Fiscal Year that contains all of the terms and conditions of this Agreement, along with other terms and conditions as the Parties may agree to develop and/or market Compounds, including without limitation reasonable non-compete provisions ("J-V Agreement"). In the event that the Parties cannot finalize such J-V Agreement prior to the end of the *** (*** ) Fiscal Year the Parties may commence dispute resolution pursuant to Section 2.5 or the Parties may terminate this Agreement pursuant to Section 10.2, elect to continue to perform research,


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        development and marketing activities pursuant to this Agreement until its termination, or negotiate such other arrangement as the Parties may agree. Notwithstanding the foregoing, the Parties shall use Commercially Reasonable Efforts to execute a development agreement with respect to AXOKINE, with terms consistent with this Agreement, such negotiations commencing no later than *** ("AXOKINE Agreement"). The Parties shall endeavor to draft such AXOKINE Agreement in a form such that it shall be designated the J-V Agreement as described above.

        3.9 Additional Funding - P&G shall pay Regeneron U.S. $2.5 million promptly upon the execution of this Amendment. P&G shall pay Regeneron U.S. *** million promptly upon the OC's agreement to the ***. P&G shall pay Regeneron U.S. *** million promptly upon the *** . P&G shall pay Regeneron *** million promptly upon *** after its *** the Proof of Concept Trial results.

                           Article V - License Grants

        The following Sections shall be modified (as shown by redlined text):

             5.2.   License Grants during Research Term.

                    (b) Regeneron hereby grants Procter & Gamble a Sole License under Regeneron Patents and Regeneron Know-how to make, have made, use, import, and offer for sale and sell Regeneron Technology which (i) is conceived or reduced to practice by Regeneron before the Term, (ii) is acquired by Regeneron from a Third Party with the right to sublicense prior to or during the Research Term, subject to Section 2.8, or (iii) had been previously defined by the Parties as Regeneron Excluded Technology, b had subsequently been removed from Regeneron Excluded

        Technology as agreed in writing by both Parties. The license shall be royalty free for uses which have actual or potential utility for the identification, research or commercialization of products for the prevention, diagnosis, or treatment of diseases or disorders in humans or animals. For all other uses a reasonable royalty will be negotiated.

        5.4 Rights on Termination if Milestones are Met. In the event a Party terminates the Agreement pursuant to Section 10.2, and if *** Research Compounds (excluding AXOKINE) have been determined by Procter & Gamble


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        or the OC to meet their Success Criteria pursuant to a Research Project
        Plan by the end of Fiscal Year 5, then:

                (a) if Procter & Gamble is the terminating party, then Procter & Gamble shall grant Regeneron an exclusive, royalty-free license in the Territory under P&G Patents and P&G Know-how to make, have made, use, import, offer for sale, and sell Lead Compounds and Validated Targets, and a non-exclusive, royalty-free license in the Territory under P&G Patents and P&G Know-how to make, have made, use, import, offer for sale, and sell other Procter & Gamble Technology; or

                (b) if Regeneron is the terminating party, then Regeneron shall grant Procter & Gamble an exclusive, royalty-free license in the Territory under Regeneron Patents and Regeneron Know-how to make, have made, use, import, offer for sale, and sell Lead Compounds and Validated Targets, and a non-exclusive, royalty-free license in the Territory under Regeneron Patents and Regeneron Know-how to make, have made, use, import, offer for sale, and sell other Regeneron Technology.

        5.5.    Rights in Technology upon Termination Pursuant to Section
                10.3(b).

        In the event that Procter & Gamble terminates the Agreement pursuant to
        Section 10.3(b) then the Parties shall grant the following licenses:

                (a) If *** Research Compounds (excluding AXOKINE) have been determined by Procter & Gamble or the OC to have met their Success Criteria pursuant to a Research Project Plan at the time of termination, then Procter & Gamble shall grant Regeneron an exclusive, royalty-free license in the Territory under P&G Patents and P&G Know-how to make, have made, use, import, offer for sale, and sell Lead Compounds and Validated Targets, and a non-exclusive, royalty-free license in the Territory unde Patents and P&G Know-how to make, have made, use, import, offer for sale, and sell other Procter & Gamble Technology; or.

                (b) If Procter & Gamble or the OC have not determined that *** Compounds (excluding AXOKINE) have met their Success Criteria pursuant to a Research Project Plan at the time of termination, then (i) Procter

        & Gamble shall grant Regeneron a non-exclusive, royalty free license in the Territory under P&G Patents and Know-how to Lead Compounds and Procter & Gamble Targets conceived and reduced to practice by Procter & Gamble, or acquired by Procter & Gamble from a Third Party with the right sublicense, during the Term to make,


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        have made, use, import and offer for sale, and sell Lead Compounds and
        Procter & Gamble Targets; and (ii) Regeneron shall grant Procter & Gamble a non-exclusive license, royalty-free in the Territory under Regeneron Patents and Regeneron Know-how to make, have made, use, import, and offer for sale and sell Regeneron Technology which is conceived and reduced to practice by Regeneron, or acquired by Regeneron from a Third Party with the right to sublicense during the Term.

                Article X - Term Termination, Change of Control

        The following Section shall be modified accordingly (as shown by redlined text):

        10.2. Termination. Either Party may terminate the Research Term, and may terminate the Agreement, provided there are no remaining royalty obligations, at the end of Fiscal Year 5. Such termination may be made following notice to the other Party delivered prior to the end of Fiscal Year 4. Rights in technology shall be as set forth in Section 5.3. However, if *** Research Compounds (excluding AXOKINE) have been determined by Procter & Gamble or the OC to meet their Success Criteria pursuant to a Research Project Plan by the end of Fiscal Year 5, then the terminating Party shall be granted rights pursuant to Section 5.4, and any license that had been granted to the terminating Party pursuant to Sections 5.6 or 5.7 shall be terminated.

        10.3.   Default.

                (a) General Default. Failure by either Party (the "Defaulting Party") to comply with any of the material obligations contained in this Agreement, the Securities Purchase Agreement, the Registration Rights Agreement, the Warrants Purchase Agreement or any J-V Agreement shall entitle the other Party (the "Nondefaulting Party") to give to the Defaulting Party notice specifying the nature of the default and requiring it to cure such default. If the Defaulting Party disagrees with the existence, extent or nature of the default, the Parties shall use good faith efforts to resolve the dispute within thirty (30) days. If (i) such default is not cured with such thirty (30) day period after the receipt of such notice or (ii) the Parties have not otherwise resolved the dispute during such thirty (30) day period, the Nondefaulting Party shall be entitled to initiate arbitration under
        Section 11.4 and at its sole discretion terminate this Agreement. In the event of



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        such termination, and in addition to any other remedies available to the
        Nondefaulting Party, the Defaulting Party shall be deemed an Opting Out Party with respect to any compounds pursuant to Section 5.7.

                (b) Special Default. Regeneron shall promptly notify Procter & Gamble if any of its Key Executives leaves, or makes a decision to leave the employment of Regeneron prior to the beginning of Fiscal Year 5. The "Regeneron Key Executives" are listed in Attachment 10.3(b). Procter & Gamble may, after the end of a *** waiting period following such notification, provide Regeneron with notice of termination, with the termination to be effective *** after such notice of termination of the Agreement. Rights in technology shall be as set forth in Section 5.5. Notwithstanding the foregoing, this Section 10.3(b) shall not be operative with respect to the Parties' rights and obligations under this Agreement for AXOKINE.

The remaining Collaboration Agreement shall remain unchanged.

Accepted and agreed:

REGENERON PHARMACEUTICALS, INC.

_____________________________________
By Leonard S. Schleifer, M.D., Ph.D.
President and Chief Executive Officer
Date ________

THE PROCTER & GAMBLE COMPANY                    Form      ____________
                                                Finance   ____________
_____________________________________           Execution ____________
By Gordon S. Hassing, Ph.D.
Vice President R&D, Pharmaceuticals, Health Care Products Worldwide
Date ________



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                Attachment 1.13(a) Regeneron Excluded Technology

BDNF, NT-3, small molecule agonists or antagonists of neurotrophic factors as defined in the Field in the Glaxo/Regeneron collaboration, small molecule agonists and antagonists of cytokines and growth factors as defined in the Field in the Pharmacopeia/Regeneron collaboration Agreement, and protein-based cytokine agonists and antagonist of the compounds in the definition of the Field in the Pharmacopeia/Regeneron collaboration, CNTF and AXOKINE to the extent set forth in the Medtronic / Regeneron Collaborative Agreement (regardless of whether such agreement is terminated), and CNTF and AXOKINE for direct intraocular administration for the treatment of diseases of the eye.


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                               Attachment 9.1(b)
             Third Party Agreements Relating to Excluded Technology


Technology Development Agreement dated as of March 20, 1989, between Sumitomo Chemical Company, Limited and Regeneron Pharmaceuticals, Inc.

Collaboration Agreement dated as of August 31, 1990, between Amgen Inc., and Regeneron Pharmaceuticals, Inc.

Collaboration Agreement dated as of July 22, 1993, between Glaxo Group Limited and Regeneron Pharmaceuticals, Inc.

Research Development Agreement dated as of June 2, 1994, between Sumitomo Pharmaceuticals Company, Ltd., and Regeneron Pharmaceuticals, Inc.

Collaboration Agreement dated as of October 9, 1996, between Pharmacopeia, Inc., and Regeneron Pharmaceuticals, Inc.

Collaborative Development Agreement dated as of June 27, 1996, between Medtronic, Inc., and Regeneron Pharmaceuticals, Inc.


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